Exhibit 10.20

Outside Director

Stock Option

Granted by

COLONIAL FINANCIAL SERVICES, INC.

under the

COLONIAL FINANCIAL SERVICES, INC.
2011 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2011 Equity Incentive Plan (the “Plan”) of Colonial Financial Services, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant: __________________________________________________

2.	Date of Grant: __________________

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option: ____________________ (subject to adjustment pursuant to Section 9 hereof).

● This is a Non-Qualified Option.

4.	Exercise price per share: $____
(subject to adjustment pursuant to Section 9 below)

5.	Expiration Date of Option: __________________

6.
Vesting Schedule. Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

The Options granted under this Agreement shall vest in five (5) equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or _______, and succeeding installments on each anniversary thereafter, through __________. To the extent the Options awarded to me are not equally divisible by “5,” any excess Options shall vest on ______________.

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Section 2.5 of the Plan (in the event of death or Disability or Termination of Service as a Director following a Change in Control).

7.	Exercise Procedure.

7.1
Delivery of Notice of Exercise of Option. This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

		1.	by tendering shares of Common Stock valued at Fair Market Value (as defined in Section 7.2 hereof) as of the day of exercise;

2.
by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

		3.	by a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option;

		4.	by personal, certified or cashier’s check;

		(iv)	by other property deemed acceptable by the Committee; or

		(v)	by any combination thereof.

	7.2	“Fair Market Value” shall have the meaning set forth in Section 8.1(r) of the Plan.

8.	Delivery of Shares.

8.1
Delivery of Shares. Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.	Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.3 of the Plan.

10.	Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following provisions:

(i)
Death. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)
Disability. If the Participant’s Termination of Service is due to Disability (as defined in Section 8.1(l) of the Plan), this Option may be exercised, to the extent it was vested and exercisable at the time of such termination, for a period of one year following termination. Any unvested Options will be forfeited.

		(iii)	Termination for Cause. If the Participant’s Termination of Service is for Cause, all Options that have not been exercised will expire and be forfeited.

(iv)
A Change in Control. In the event of the Participant’s Termination of Service as a Director following a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option. A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

(v)
Retirement. If the Participant’s Termination of Service is due to Retirement (as defined in Section 8.1(aa) of the Plan), this Option may be exercised, to the extent it was vested and exercisable at the time of such termination, for a period of one year following termination.

(vi)
Other Termination. If the Participant’s Termination of Service is for any other reason, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier.

11.	Miscellaneous.

	11.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

	11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3
In the discretion of the Committee, a non-qualified Option granted under the Plan may be transferable by the Participant, provided, however, that such transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that such transfers are not made for consideration to the Participant.

	11.4	This Option will be governed by and construed in accordance with the laws of the State of New Jersey.

	11.5	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

COLONIAL FINANCIAL SERVICES, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2011 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Equity Incentive Plan.

PARTICIPANT